COOPERATION AND PROJECT FUNDING AGREEMENT

PREAMBLE

Agreement made this _____ day of ________ 2006, by and

BETWEEN

The ISRAEL-UNITED STATES BINATIONAL INDUSTRIAL RESEARCH AND DEVELOPMENT FOUNDATION, a legal entity created by Agreement between the Government of the State of Israel and the Government of the United States of America (hereinafter referred to as the "Foundation"),

AND

Rosetta Genomics, Ltd.

AND

Isis Pharmaceuticals, Inc.

severally and jointly (hereinafter collectively referred to as the "Proposer" and separately as the "Participants").

WHEREAS the Foundation has been established under an Agreement between the Government of the State of Israel and the Government of the United States of America to promote and support joint non-defense industrial research and development activities of mutual benefit to Israel and the United States, and

WHEREAS the Proposer has heretofore submitted to the Foundation a proposal (hereinafter the "Proposal"), entitled "Design and testing of antisense inhibitors for the development of treatment to HCC" and on the basis of the Proposal has applied to the Foundation for certain funding assistance for the development of the Product therein described; and

WHEREAS the Foundation has examined and duly approved the Proposal and is willing to provide certain funding for the implementation of the Proposal on the terms and conditions hereinafter set forth;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Now therefore the parties hereto agree as follows:

A.	GENERAL

A.1.	The preamble to this Agreement shall be deemed an integral part hereof.

A.2.	The Participants shall be bound and obliged jointly and severally, as herein provided.

A.3.
The Foundation represents that the Executive Director of the Foundation is empowered by its Board of Governors to execute this Agreement and to perform and cause to be performed all acts under the terms hereof on behalf of the Foundation

A.4.	The following documents are incorporated by reference and made a part of this Agreement:

A.4.1.
The Proposal, dated the 7th day of May, 2006, as stamped with the Foundation's approval of the 8th day of June, 2006. Nonetheless, should any provision of the Proposal be inconsistent with any provision of this Agreement, the provisions of this Agreement shall control.

A.4.2.	BIRD Foundation Procedures Handbook.

A.5.	The following definitions shall apply:

"Affiliate" – is an entity under common control, controlled by or controlling either of the Participants

"Agreement" – this Cooperation and Project Funding Agreement

"Approved Project Budget" – the schedule of expenses contemplated to be spent by a Participant as set out in Annex A

"BIRD Foundation Procedures Handbook" – the most recent version available as of the date of this Agreement or its copy on the Foundation's website

"Calculation Date" – a point in time at which the calculation of the then current balance due by the Proposer is made

"Conditional Grant" – funds provided by the Foundation for the implementation of the Proposal

"Foundation" – The Israel-United States Binational Industrial Research and Development Foundation, as referred to in the first paragraph of this Agreement

"Foundation's pro rata share" – the percentage of the actual expenditures which the Foundation provides

"Full Repayment to the Foundation" – the repayment to the Foundation by the Proposer of its entire obligation pursuant to this Agreement as determined in accordance with Annex C

"Grant Base Index" – the index last published prior to the date of payment of each increment of the grant

"Index"– the U.S. Consumer Price Index, CPI-U

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

"Indexed Payments" – the result of multiplying each grant payment received by the Proposer by the last known Index on the Calculation Date and dividing by the Grant Base Index

"Indexed Repayment" – the result of multiplying the Repayment received by the Foundation by the last known Index on the Calculation Date and dividing by the Repayment Base Index

"Intellectual Property" – patents, copyrights, trademarks, inventions, trade secrets, confidential information, product design, engineering specifications and drawings, technical information and all types of computer programs

"Interim Reporting Segment" – an interim period of time for which technical and fiscal reports need to be submitted

"Late Payment Interest Rate" – 4% more than the average prime rate prevailing at the JP Morgan Chase Bank, N.Y.C. (or any successor bank to that bank), during the period from the date payment was due until payment is actually made

"License Agreement" – an agreement between the Proposer, or either Participant, or any Affiliate of either Participant and a third party, whereby such third party receives the right to use the Product in exchange for a payment. "License Agreements" shall not include any license agreements, which Proposer, or either Participant, or any Affiliate of either Participant enters into as a necessary, common or convenient means by which products are sold to end-users in the ordinary course of business

"Participants" – the term used for the Israeli Company and the U.S. Company signing this Cooperation and Project Funding agreement

"Product" – the outcome of the development work or any derivative thereof carried out by the Proposer pursuant to the terms of this Agreement, including patented inventions

"Program Plan" – schedule of program activities as described in the Proposal and as presented in graphical form (GANTT chart) in Annex D

"Project" – the process for the development of the Product with the funding assistance of the Foundation

"Proposal" – the documents submitted by the Participants to the Foundation describing the technical and business aspects of the proposed program

"Proposer" – as defined in the preamble

"Repayment" – the grant repayment due by the Proposer to the Foundation in the event of the continuation of the development work beyond the IND stage, and from proceeds derived from the outright sale of any portion of the Product to a third party or the licensing of any portion of the Product to a third party

"Repayment Base Index" – the Index last published prior to the date on which a Repayment is received by the Foundation from Proposer

"Termination of Product Development" – the conclusion of the development of the Product pursuant to and in accordance with the Proposal

"Termination of this Agreement" – termination deriving from the payment by the Proposer of any and all of its obligations pursuant to Section B, termination resulting from revocation by the Foundation of the Agreement, or termination of the Agreement by the Proposer with the consent of the Foundation, the effective date in each instance being the earlier of notice from the Foundation that the examination contemplated by Section K.3. has been completed, or the expiration of one (1) year after the specific termination event as aforesaid.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

"Total Indexed Grant" – the result of multiplying the total of the Indexed Payments by the appropriate percentage level from the table shown in Section B.3.1

"Total Indexed Repayments" – the total of the Indexed Repayments.

B.	PROJECT FINANCING

B.1.
The Foundation hereby agrees to fund, by Conditional Grant, the implementation of the Proposal in the maximum sum of $1,000,000 or 50% of the actual expenditures on the Project, as contemplated in the Approved Project Budget, whichever is less, and at the times and as may otherwise be set forth in Annex B hereto.

B.2.	The Proposer shall provide in timely fashion all budgetary funds in excess of those provided hereunder by the Foundation.

B.3.
Proposer shall make Repayments to the Foundation in the event of the continuation of the development work beyond the IND stage. Such Repayments shall be based on the conditions as set out in Section B.3.1., Section B.5. and Section B.6.

B.3.1.
The Repayments by the Proposer shall be made on the following basis if the development work being carried out by Proposer continues beyond the IND stage, the Conditional Grant provided by the Foundation shall be repayable in accordance with Sub Section B.3.1a. unless the provisions of Section B.5 or Section B.6. apply, in which event repayment shall be made pursuant to either or both of those Sections, as applicable.

a)
In the event that Proposer or either Participant decides to continue further development of the Product either by Proposer, either Participant or together with any other third party, beyond the IND stage, the Conditional Grant and Other Sums provided to the Proposer by the Foundation shall be repayable by the Proposer. Such repayment will be due within [***] months following the Project completion (i.e. since the Project duration is for a period of 36 months, repayment will be due by no later than [***] months from the effective date stated in Section O) in an amount equal to the total grant paid to Proposer linked to the U.S. Consumer Price Index. Should the Proposer request the Foundation to extend the due date of the repayment for up to [***] months, the Proposer will then repay to the Foundation on this new due date [***]% of the total Conditional Grant paid linked to the U.S. Consumer Price Index, and so on, pursuant to the timeframe and the maximum percentages set forth in the table set out in Section B.3.1 .b., and to the extent of the monetary obligation described in Section B.3.

b)
When the Proposer shall have repaid the following maximum percentages in equivalent dollars valued at the time of Repayment (as determined in accordance with Section B.3.(a) and Annex C) of the Conditional Grant in any of the following years following the first Commercial Transaction, no additional payments to the Foundation on account of the Conditional Grant shall be required.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Years Following Original Date of Termination of Project Development	Maximum Percentage of Conditional Grant to be Repaid (indexed according to Annex C of this Agreement)
1	100%
2	113%
3	125%
4	138%
5 or more	150%

B.4.
All Repayments due the Foundation shall be calculated on a semi-annual calendar basis, and statements, certified by each Participant's chief financial officer (or other senior financial officer acceptable to the Foundation), rendered with payment in and within 90 calendar days following the end of each semi-annual period. All late Repayments shall bear interest at the Late Payment Interest Rate.

B.5.	The Proposer shall not sell outright to a third party any portion of the Product without the prior written consent of the Foundation.

B.5.1.
The Proposer shall furnish to the Foundation reasonable prior notice with respect to any proposed sale as referred to in Section B.5., the notice to include the name of the prospective purchaser, the price and the other terms of the proposed sale, and all other relevant information concerning the proposed sale.

B.5.2.
The Foundation shall promptly provide consent to a sale as referred to in Section B.5, after receipt and review of the notice referred to above, provided that its rights pursuant to this Agreement are fully guaranteed to the Foundation's satisfaction, and that the Foundation is satisfied that the proposed sale is at a price and upon terms no less than the actual market value of the portion of the Product. The Foundation shall be entitled in its sole discretion to designate a representative or representatives to review the terms of the proposed sale and to seek to determine the actual market value of the Product, and the Proposer shall cooperate with, and furnish all pertinent information, to any such representative or representatives.

B.5.3.
Should any portion of the Product be sold outright to a third party by the Proposer, by either Participant, or by any Affiliate of either Participant, one-half of all proceeds of the sale shall be applied as received until there has been full repayment to the Foundation of amounts due to the Foundation hereunder. If any such sale is (i) in exchange for a non-cash asset or (ii) part of the sale of a group of assets, and no separate value is assigned by the parties to the portion of the Product sold, the Proposer and the Foundation shall seek to agree: as to clause (i) the value of the asset received; and as to clause (ii) the portion of the consideration reasonably allocatable to the sale. If no such agreement is reached within a reasonable time, or if any value assigned by the parties is in the view of the Foundation not reasonable under all of the circumstances, the matter shall be resolved pursuant to Section M.4. Payments due and not made following receipt of proceeds by the Proposer shall bear interest at the Late Payment Interest Rate.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

B.5.4.
The Proposer shall provide notice to the Foundation, either prior to, or immediately after, of any transfer of control of either Participant as a result of the sale of shares, or a merger or an amalgamation of either of the Participants with any other company.

B.5.5.
In the case of any transfer of control of a Participant as referred to in Section B.5.4., if that Participant, or in the case of a merger or amalgamation if the merged or amalgamated company, terminates the Project prior to the Termination of Product Development, or if after the Termination of Product Development fails to continue the development of the Product beyond the IND stage, any such event shall be deemed to constitute an outright sale of the Product to a third party pursuant to Section B.5.3, notwithstanding any other provision of this Agreement.

B.6.	License agreements involving the Product developed in whole or in part during this Foundation-supported project shall be subject to Annex E.

C.	CONDUCT OF THE PROJECT

C.1.
The Proposer agrees to do the work set out in the Proposal in accordance with good standards relevant to such undertakings, and shall expend funds received hereunder only in accordance with such Proposal and the requirements of this Agreement.

C.2.	The Proposer agrees to comply with the Program Plan as set forth in Annex D.

C.3.
The Proposer hereby appoints [***] as Israel project manager and Dr. C. Frank Bennett as U.S. project manager for the implementation of the project during the period of this Agreement and in accordance with the Program Plan.

C.4.
The Proposer shall not make substantial transfers of funds from one budget item to another, change key personnel or their duties and responsibilities, or diminish their time allocated to the proposed work hereunder without prior written approval by the Foundation, which approval shall not be unreasonably withheld.

C.4.1.
Should any key person be absent from work, or should such absence be expected, for 90 days or more, or should there be any significant reduction in the total personnel force assigned the project under the Proposal, the Proposer shall forthwith notify the Foundation.

D.	REPORTING REQUIREMENTS

D.1.	The Proposer shall submit to the Foundation, in writing, the following reports:

a)	interim fiscal and technical reports to be submitted simultaneously within 30 days following the expiration of the first 6-month period;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

b)	interim fiscal and technical reports to be submitted simultaneously within 30 days following the expiration of the second 6-month period;

c)	interim fiscal and technical reports to be submitted simultaneously within 30 days following the expiration of the third 6-month period;

d)	interim fiscal and technical reports to be submitted simultaneously within 30 days following the expiration of the fourth 6-month period;

e)	interim fiscal and technical reports to be submitted simultaneously within 30 days following the expiration of the fifth 6-month period;

f)	final fiscal and technical reports to be submitted simultaneously within 60 days following Termination of Product Development.

D.1.1.	Any failure to submit reports in a timely fashion pursuant to Section D.1 shall be deemed a fundamental breach and a breach for cause pursuant to this Agreement.

D.1.2.
The reports to be submitted pursuant to this Section D shall be in form and substance in accordance with the most recent Formats for Technical and Fiscal Reports, as shown on the Foundation's web site.

D.2.
Proposer shall provide to the Foundation at its expense, briefings on the progress of the work hereunder, within 45 days following any request from time to time by the Foundation. Such briefings shall be in accordance with such form and detail as the Foundation may reasonably request.

E.	PUBLICATIONS

E.1.
In any publication in scientific or technical journals of data or other information derived from the work hereunder, or any publication related to the work, but not including product literature or manuals, the support of the Foundation shall be acknowledged.

E.2.
To the extent so required to permit the Foundation free dissemination of such publications or information, which the Foundation is privileged to disseminate, subject to the limitations of Section F, the Proposer shall be deemed hereby to waive any claim with respect to such dissemination for infringement of any copyright it may have or may obtain.

E.3.	The Proposer shall furnish to the Foundation two (2) copies of all publications resulting from Foundation-supported work as soon as possible after publication.

F.	PROPRIETARY INFORMATION, INTELLECTUAL PROPERTY

F.1.
Proprietary information, clearly identified as such, submitted to the Foundation in the Proposal, in any report or verbally, or obtained by Foundation personnel observation pursuant to any request or briefing, shall be treated by the Foundation as confidential. At the request of Proposer or either Participant, a confidential disclosure agreement may be entered into separately by the parties. Nothing contained in the foregoing shall restrict the right of the Foundation to make public the fact of the Foundation's support for the Project, and the identification of the Participants therein. The details of any such publication, except for those permitted by the immediately preceding sentence of this Section F.1, shall be subject to prior approval by the Participants.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

F.2.
The Proposer represents and warrants that, to the best of its knowledge, information and belief, the Proposer has good, valid and enforceable title to all of the Intellectual Property necessary for purposes of implementation of the Proposal, free and clear of all third party interests, or otherwise possesses adequate rights to use the Intellectual Property (subject to the fact that no patent may have been obtained). To the best of the Proposer's knowledge, information and belief, no Intellectual Property used or proposed to be used with respect to the Proposal infringes upon any Intellectual Property rights of others, and the use of such Intellectual Property with respect to the Proposal does not constitute an infringement, misappropriation or misuse of any intellectual property rights of any third party.

G.	PATENTS AND ROYALTIES

G.1.
If Proposer or either of the Participants elects to apply for letters patent on any Product developed in whole or in part from performance of Foundation-supported activity, such applicant shall, at his own expense, so apply in the United States and in Israel, and in such other countries and at such times as the Proposer or either of the Participants may deem appropriate.

H.	RIGHTS OF THE GOVERNMENTS OF ISRAEL AND THE UNITED STATES

H.1.
Regardless of the patent rights acquired by Participants by mutual agreement or pursuant to Section G.1., the Governments of Israel and of the United States shall each have a non-exclusive, irrevocable, royalty-free license to make or have made, to use or have used, and to sell or have sold any such Product specified, throughout the world for all governmental purposes: provided, however, that in any contracting situation involving a Product made under this Agreement, the Government of Israel shall give preference to the Participant retaining the entire right, title, and interest in the Product in Israel, and provided that "governmental purposes" shall not include manufacture of such Product where it is commercially available at reasonable prices. Notwithstanding the foregoing, except for military purposes or in emergency situations, neither the Government of Israel nor the Government of the United States, nor the Foundation, shall have the right to sell or otherwise dispose of in any third country any product incorporating the Product or part of the Product without the prior written permission of the Participant which has acquired the entire right and interest in the Product in that third country. Such Participant shall not withhold permission where appropriate royalties are paid by the Foundation or government(s) concerned.

H.2.
In addition to the patent rights specified in Section H.1., the Foundation reserves for itself and the Governments of Israel and the United States the right to use the Product, technical information, data, know-how and Intellectual Property arising out of, or developed under, this Agreement for any noncommercial purpose, and without charge.

H.3.
In order that the rights of the Foundation and the Governments of Israel and the United States described herein shall be exercisable, the Participants agree that any component, element or other part of the system described as the Product in the Preamble to this Agreement, whose use is necessary to the full enjoyment of the Product, will be made available, at reasonable prices, by the Participants either as a commercially purchasable item, or by special arrangement, and will be sold to the Foundation and/or the Government of Israel and/or the Government of the United States, also at reasonable prices.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

H.4.
Notwithstanding the foregoing provisions of this Section H., it is understood and agreed that, so long as any Intellectual Property that comprises part or all of the Product is marketed by Proposer, by either Participant, or by others with the rights to market such Intellectual Property, neither the Government of Israel nor the Government of the United States shall have the right to obtain a license to use such Intellectual Property unless the license fee normally imposed in the ordinary course of business by either of the Participants or by others with the rights to market such Intellectual Property is paid, and the standard license agreement is executed.

I.	TERMINATION OF THE AWARD

I.1.	The Foundation may revoke the Conditional Grant, in whole or in part, for cause as defined in the laws of the State of Delaware.

I.2.	Upon receipt of notice of revocation for a default, which constitutes cause, the Proposer may cure the default in and within thirty (30) calendar days after the date of receipt of the notice

I.3.
Notwithstanding any other provision in this Agreement to the contrary, the Foundation shall not be obliged to provide any further funding after notice of revocation until and unless the said default is cured and so demonstrated to the reasonable satisfaction of the Foundation.

I.4.
Should the Conditional Grant be revoked for reason of cause, in addition to the Foundation's rights under Section 1.5., the Foundation and the Governments of Israel and the United States shall continue to be entitled to all of their rights pursuant to Section H.

I.5.
If the Foundation shall revoke the Conditional Grant as aforesaid, all funds given to Proposer in accordance with Section B.1. shall become due immediately, without need for demand. Such funds shall be repaid with interest at the Late Payment Interest Rate from the date of notice of the revocation.

I.6.
The Proposer may not terminate this Agreement or abandon the Project without the prior written consent of the Foundation, which consent shall not be unreasonably withheld. The Foundation declares that it will furnish such a consent if it is satisfied that, despite good faith efforts, the Proposer has not succeeded in developing the Product, or if the Product has been developed the Proposer has not succeeded in effecting any sales or other commercial exploitation of the Product, except in the cases referred to in Section B.5.5.

I.7.
If upon termination of the Project development work for any reason, the entire budgeted sum has not been expended, the Proposer shall forthwith return to the Foundation its pro rata share of such unexpended portion. If not repaid forthwith, such sum shall bear interest in accordance with Section 1.5.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

J.	SURVIVAL OF PROVISIONS

Notwithstanding revocation or other termination of this Agreement, the following provisions shall survive such revocation or other termination of this Agreement; Sections B., D., E., F., G., H., I.3, I.4., I.5., I.7., K., L., M., N., Annex C and Annex E If, however, the termination of this Agreement derives from the payment by the Proposer of all of its obligations to the Foundation pursuant to Section B, the following provisions only shall survive the termination of this Agreement; Sections E., F., H., K., L. and M.

K.	FINANCIAL RECORDS

K.1.
The Proposer shall maintain business and financial records and books of account for the work hereunder identifiable within the framework of the business and financial records of the Proposer. Such books and records shall be in usual and accepted form.

K.2.	Books and records of the work hereunder shall show Proposer's contribution. Upon request by the Foundation, the Proposer shall provide evidence of its compliance herewith.

K.3.
The Foundation may examine, or cause to be examined, the financial books, vouchers, records and any other documents of the Proposer relating to this Agreement at reasonable times and intervals and upon reasonable notice during the term of this Agreement.

L.	SUITS AGAINST THE FOUNDATION

L.1.
The Proposer shall defend all suits brought against the Foundation, its officers or personnel, indemnify them for all liabilities and costs and otherwise hold them harmless on account of any and all claims, actions, suits, proceedings and the like arising out of, or connected with or resulting from the performance of this Agreement by the Proposer, or from the manufacture, sales, distribution or use by the Proposer of the Product, whether brought by Proposer or its personnel or by third parties.

L.2.
The Proposer agrees that persons employed by it, or otherwise retained by the Proposer, in connection with the Project, shall be deemed to be solely its own employees or agents, and that no relationship of employer and employee or principal and agent shall be created between such employees or agents and the Foundation, either for purposes of tort liability, social benefits, or for any other purpose. The Proposer shall indemnify the Foundation and hold it harmless from court costs and legal fees, and for any payment, which the Foundation may be obliged to make as a result of a cause of action based upon an employee-employer or principal-agent relationship as aforesaid.

M.	MISCELLANEOUS CONDITIONS

M.1.
The Foundation makes no representation, by virtue of its funding the work hereunder, or receiving any payments or royalties as a result of this Agreement, as to the safety, value or utility of the Product or the work undertaken, nor shall the fact of participation of the Foundation, its funding or exercise of its rights hereunder be deemed an endorsement of the Product or of the Proposer, nor shall the name of the Foundation be used for any commercial purpose or be publicized in any way by the Proposer except within the strict limits of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

M.2.	The Proposer may not assign this Agreement or any of the work undertaken pursuant to it without the prior written consent of the Foundation, which consent shall not be unreasonably withheld.

M.3.
This Agreement shall be construed under the laws of the State of Delaware. The exclusive forums for the resolution of any dispute arising from this Agreement shall be the State of Israel or Washington, D.C. in the U.S., as the moving party may elect. Execution of this Agreement shall be taken as submission to the forum selected pursuant to this Section.

M.4.
Any dispute concerning the subject matter of this Agreement shall be resolved through arbitration, unless the Foundation and the other parties to such dispute agree otherwise, in writing. If the forum is in Israel, the arbitration will be conducted pursuant to the rules of the Israeli Institute for Commercial Arbitration. If the forum is in the United States, the arbitration will be conducted pursuant to the rules of the American Arbitration Association.

M.5.
Proposer undertakes to comply with all applicable laws, rules and regulations of the State of Israel and the United States of America and any applicable State or Commonwealth, and will apply for and obtain all necessary licenses and permits for the carrying out of its obligations hereunder.

M.6.	Under Israeli law, no stamp duty is required on BIRD Foundation Cooperation and Project Funding Agreements.

M.7.	Notices, communications and reports shall be hand-delivered or mailed by prepaid first-class mail (airmail if transmitted internationally) addressed to:

a.	The Israel-U.S. Binational Industrial Research and Development Foundation

Office Address:	Mailing Address:
Kiryat Atidim, Building 4	P.O. Box 58054
Tel Aviv 61581	Tel Aviv 61580
Israel	Israel

b.	Rosetta Genomics, Ltd.

Office Address:	Mailing Address:
10 Plaut Street	P.O. Box 4059
Science Park	Science Park
Rehovot 76706	Rehovot 74140
Israel	Israel

c.	Isis Pharmaceuticals, Inc.

Office Address:	Mailing Address:
1896 Rutherford Road	1896 Rutherford Road
Carlsbad, CA 92008	Carlsbad, CA 92008
U.S.A.	U.S.A.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

N.	LIMITATION ON PAYMENTS

Notwithstanding any contrary interpretation of this Agreement or the Annexes hereto, Proposer's total obligation hereunder for payments to the Foundation shall not exceed the amount calculated in accordance with the applicable percentage provided in Sections B.3.1(a) and (b) in equivalent dollars valued at time of repayment as determined in accordance with Annex C.

0.	EFFECTIVE DATE

The effective date of this Agreement shall be the 1st day of May, 2006. The development work shall commence on the aforementioned date and, unless sooner terminated by the Foundation in accordance with Section. I., the development work shall terminate 36 months following the effective date.

Signed the day and date above first given

Printed Name:	Eitan Yudilevich, Ph.D.

Signature:	_____________________________

Title:	Executive Director

(for the BIRD Foundation)

Printed Name:	_____________________________

Signature:	_____________________________

Title:	_____________________________

(for Rosetta Genomics, Ltd.)

Printed Name:	_____________________________

Signature:	_____________________________

Title:	_____________________________

(for Isis Pharmaceuticals, Inc.)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ANNEX B
PAYMENT OF CONDITIONAL GRANT

1.	First Payment - On signing —	Israeli Company:	$71,429
		U.S. Company:	$42,857

2.	Second Payment —

After receipt and approval of the first interim technical and fiscal reports for the first 6-month period, or after actual expenditures on the project have equaled or exceeded the required expenditure, whichever is later.

	Required
	Expenditure	Payment
Israeli Company:	$166,667	$71,429
U.S. Company:	$100,000	$100,000

However, if at the required time of submission of the first interim technical and fiscal reports, work on the project or expenditures thereon prove to be materially behind plan, in accordance with Annex D and Annex A, respectively, the Foundation will review the project with Proposer and determine a suitable course of action with respect to further payments against the Conditional Grant, if any.

3.	Third Payment —

After receipt and approval of the second interim technical and fiscal reports for the second 6-month period, or after actual expenditures on the project have equaled or exceeded the required expenditure, whichever is later.

	Required
	Expenditure	Payment
Israeli Company:	$333,334	$71,429
U.S. Company:	$333,332	$71,428

However, if at the required time of submission of the second interim technical and fiscal reports, work on the project or expenditures thereon prove to be materially behind plan, in accordance with Annex D and Annex A, respectively, the Foundation will review the project with Proposer and determine a suitable course of action with respect to further payments against the Conditional Grant, if any.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.	Fourth Payment—

After receipt and approval of the third interim technical and fiscal reports for the third 6-month period, or after actual expenditures on the project have equaled or exceeded the required expenditure, whichever is later.

	Required
	Expenditure	Payment
Israeli Company:	$500,002	$71,429
U.S. Company:	$499,999	$71,428

However, if at the required time of submission of the third interim technical and fiscal reports, work on the project or expenditures thereon prove to be materially behind plan, in accordance with Annex D and Annex A, respectively, the Foundation will review the project with Proposer and determine a suitable course of action with respect to further payments against the Conditional Grant, if any.

5.	Fifth Payment—

After receipt and approval of the fourth interim technical and fiscal reports for the fourth 6-month period, or after actual expenditures on the project have equaled or exceeded the required expenditure, whichever is later.

	Required
	Expenditure	Payment
Israeli Company:	$666,669	$71,429
U.S. Company:	$666,665	$71,428

However, if at the required time of submission of the fourth interim technical and fiscal reports, work on the project or expenditures thereon prove to be materially behind plan, in accordance with Annex D and Annex A, respectively, the Foundation will review the project with Proposer and determine a suitable course of action with respect to further payments against the Conditional Grant, if any.

6.	Final Payment — After receipt and approval of the final technical and fiscal reports - the balance due Proposer up to the total sum of the Conditional Grant in accordance with Section B.1.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ANNEX C
LINKAGE OF CONDITIONAL GRANT REPAYMENTS

The monies given as a Conditional Grant shall be linked in value, until full Repayment, to the Index. As each increment of the grant is given, it shall thereafter be linked to the Grant Base Index. Upon Repayment of any portion of Proposer's obligations under Section B.3, Section B.5, Section B.6, or Annex E, such Repayment shall be linked to the Repayment Base Index.

At any Calculation Date, Proposer's obligations shall be calculated according to the following formula:

The Total Indexed Grant multiplied by the appropriate percent from the table in Section B.3.1b showing the maximum percentage of Conditional Grant to be repaid, less the Total Indexed Repayment.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ANNEX D
APPROVED PROGRAM PLAN

Tasks	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Task 1: [***]
Task 2: [***]
Task 3: [***]
Task 4: [***]
Task 5: [***]
Task 6: [***]

Tasks	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Task 1: [***]
Task 2: [***]
Task 3: [***]
Task 4: [***]
Task 5: [***]
Task 6: [***]

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[***]
[***]
[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ANNEX E
LICENSE AGREEMENTS

If the Product becomes the subject of any license agreement between Proposer, either Participant, or an Affiliate of either Participant and a third party, the licensor shall pay to the Foundation 30% of all payments received by it under such license agreement. Payments under this Annex E shall be deemed payments against Proposer’s obligations under Section B.3. In no event shall this Annex E be construed as requiring payments of any amount greater than those indicated in Section B.3.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.